Filed Pursuant to Rule 424(b)(3)
Registration No. 333-239328
PROSPECTUS SUPPLEMENT
(to Prospectus dated July 1, 2020)
Ordinary Shares
This prospectus supplement to the accompanying prospectus dated July 1, 2020 relates to the offer and sale from time to time by the selling shareholders named therein of up to 142,404,400 of our ordinary shares, including ordinary shares to be issued on exercise of outstanding warrants and options and in accordance with certain contractual obligations. Approximately 138.6 million ordinary shares are subject to contractual lock-up restrictions expiring on August 2, 2020, and approximately 2.9 million ordinary shares will not be issued until March 1, 2021.
Each selling shareholder may offer and sell up to the number of shares set forth opposite their name under “Selling Shareholders” in the accompanying prospectus. The selling shareholders may sell the ordinary shares covered by this prospectus supplement and the accompanying prospectus in a number of different ways and at varying prices, as described under “Plan of Distribution.” We will not receive any proceeds from any sale of ordinary shares by the selling shareholders.
Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “CCC.” On July 2, 2020, the last reported sale price on NYSE was $23.30.
Investing in the ordinary shares involves certain risks. See “Risk Factors” beginning on page 18 of our annual report on Form 10-K for the year ended December 31, 2019 and page 49 of our quarterly report on Form 10-Q for the quarter ended March 31, 2020, and in Exhibit 99.1 to our current report on Form 8-K filed on June 19, 2020, each of which is incorporated by reference herein, as amended or supplemented from time to time by any risk factors we include in subsequent annual or quarterly reports on Form 10-K or 10-Q, respectively, and incorporated by reference herein.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus supplement is dated July 6, 2020.

TABLE OF CONTENTS

Prospectus Supplement
Prospectus

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Explanatory Note

This document has two parts. The first part consists of this prospectus supplement, which describes the specific terms of the offering of ordinary shares by the selling shareholders under “Plan of Distribution.” The second part is the accompanying prospectus, which provides information regarding the selling shareholders as well as information about the ordinary shares, our company and certain of our other securities, some of which does not apply to this offering. If the description of the offering of ordinary shares by the selling shareholders varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Before purchasing any ordinary shares, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the information in the documents incorporated by reference herein which we have listed under “Where You Can Find More Information.”
Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the selling shareholders take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders are making an offer of these securities in any place where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates.

Special Note on Forward-Looking Statements

This prospectus supplement (including the documents incorporated by reference herein) and the accompanying prospectus include statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus supplement and the accompanying prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:
•our ability to make, consummate and integrate acquisitions, including the DRG acquisition, and realize any expected benefits or effects of any acquisitions or the timing, final purchase price, costs associated with achieving synergies or integration or consummation of any acquisitions, including the DRG acquisition;
•our ability to compete in the highly competitive markets in which we operate, and potential adverse effects of this competition;
•our ability to maintain revenues if our products and services do not achieve and maintain broad market acceptance, or if we are unable to keep pace with or adapt to rapidly changing technology, evolving industry standards and changing regulatory requirements;
•our ability to achieve all expected benefits from the items reflected in the adjustments included in Standalone Adjusted EBITDA, a non-GAAP measure;
•our ability to achieve operational cost improvements and other anticipated benefits of our merger with Churchill Capital Corp in 2019;
•our dependence on third parties, including public sources, for data, information and other services;
•increased accessibility to free or relatively inexpensive information sources;
•our ability to maintain high annual revenue renewal rates as recurring subscription-based arrangements generate a significant percentage of our revenues;
•any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks;
•our reliance on our own and third-party telecommunications, data centers and network systems, as well as the Internet;
•potential adverse tax consequences resulting from the international scope of our operations, corporate structure and financing structure;
•increased risks resulting from our international operations, including from pandemics such as the COVID-19 global public health crisis;
•our ability to comply with various trade restrictions, such as sanctions and export controls, resulting from our international operations;
•our ability to comply with the anti-corruption laws of the United States and various international jurisdictions;

•the United Kingdom’s withdrawal from the EU;
•government and agency demand for our products and services and our ability to comply with government contracting regulations;
•changes in legislation and regulation, which may impact how we provide products and services and how we collect and use information, particularly relating to the use of personal data;
•actions by governments that restrict access to our platform in their countries;
•potential intellectual property infringement claims;
•our ability to operate in a litigious environment;
•our potential need to recognize impairment charges related to goodwill, identified intangible assets and fixed assets;
•our ability to make timely and accurate financial disclosure and maintain effective systems of internal controls;
•our substantial indebtedness, which could adversely affect our financial condition, limit our ability to raise additional capital to fund our operations and prevent us from fulfilling our obligations under our indebtedness; and
•other factors beyond our control, including the impact from COVID-19.
The forward-looking statements contained or incorporated by reference in this prospectus supplement are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, in our quarterly report on Form 10-Q for the quarter ended March 31, 2020 and in Exhibit 99.1 to our current report on Form 8-K filed on June 19, 2020, as amended or supplemented from time to time by any risk factors we include in subsequent annual or quarterly reports on Form 10-K or 10-Q, respectively, and incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The Company
We are a leading global information services and analytics company serving the scientific research, intellectual property and life sciences end-markets. We provide structured information and analytics to facilitate the discovery, protection and commercialization of scientific research, innovations and brands.
Clarivate Plc is organized under the laws of Jersey, Channel Islands. We were initially registered on January 7, 2019, and at our 2020 annual general meeting, our shareholders approved a change of our corporate name from “Clarivate Analytics Plc” to “Clarivate Plc”. Our registered office is located at 4th Floor, St Paul’s Gate, 22-24 New Street, St. Helier, Jersey JE1 4TR. Our principal business offices are located at Friars House, 160 Blackfriars Road, London SE1 8EZ, United Kingdom, where our main telephone number is +44 207 433 4000. We maintain a website at www.clarivate.com. The information contained in or accessible through our website is not incorporated by reference in, and should not be considered part of, this prospectus supplement or the accompanying prospectus.
The terms “Clarivate,” the “Company,” “we,” “us” and “our” refer to Clarivate Plc.
Risk Factors
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, in our quarterly report on Form 10-Q for the quarter ended March 31, 2020 and in Exhibit 99.1 to our current report on Form 8-K filed on June 19, 2020, and our other filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. See “Where You Can Find More Information.”
Use of Proceeds
We will not receive any proceeds from the sale of ordinary shares by any selling shareholder hereunder.

Plan of Distribution

The selling shareholders named in the accompanying prospectus are offering up to 142,404,400 ordinary shares for possible sale from time to time, including 18,300,000 ordinary shares underlying our outstanding warrants and 2,666,501 ordinary shares issuable upon exercise of certain outstanding options. Approximately 138.6 million ordinary shares are subject to contractual lock-up restrictions expiring on August 2, 2020, and approximately 2.9 million ordinary shares will not be issued until March 1, 2021.
The ordinary shares beneficially owned by the selling shareholders covered by this prospectus supplement and the accompanying prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus supplement from a selling shareholder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price of our ordinary shares or in negotiated transactions. The selling shareholders may sell their shares by one or more of, or a combination of, the following methods:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus supplement and the accompanying prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of the New York Stock Exchange;
•through trading plans entered into by a selling shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus supplement and the accompanying prospectus (as may be further supplemented or amended to reflect such transaction) that provide for periodic sales of their securities on the basis of parameters described in such trading plans;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•in privately negotiated transactions;
•in options transactions; and
•through a combination of any of the above methods of sale.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus supplement and the accompanying prospectus.
In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the ordinary shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the ordinary shares short and redeliver the shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement and the accompanying prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement and the accompanying prospectus (as further supplemented or amended to reflect such transaction). The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus supplement and the accompanying prospectus (as may be further supplemented or amended to reflect such transaction).
A selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus supplement and the accompanying prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus supplement and the accompanying prospectus and such further applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling shareholder or borrowed from any selling shareholder or others to settle those sales or to close out any related open borrowings of ordinary shares, and may use securities received from any selling shareholder in settlement of those derivatives to close out any related open borrowings of ordinary shares. The third party in such sale transactions will be an underwriter and will be identified in such further applicable prospectus supplement (or a post-effective amendment). In addition, any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus supplement and the accompanying prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus supplement and the accompanying prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus supplement and the accompanying prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
To the extent required in connection with any particular offer of shares, if required, one or more additional prospectus supplements will be distributed setting forth the number of shares being offered and the terms of any such offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Experts

The financial statements of Clarivate Analytics Plc incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Clarivate Analytics Plc for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

In addition, the financial statements of Decision Resources Group as of December 31, 2019 and December 31, 2018 incorporated in this prospectus supplement by reference to Clarivate’s Current Report on Form 8-K filed on May 14, 2020, have been so incorporated in reliance on the report of KNAV P.A., an independent auditor, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We currently qualify as a foreign private issuer under the rules of the SEC. We currently anticipate that we will retain this status until at least December 31, 2020. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC. Despite our status as a foreign private issuer, we voluntarily provide our periodic and current reports pursuant to the forms of the Exchange Act required for U.S. domestic issuers, and file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website at http://www.sec.gov, from which you can electronically access the information we have filed electronically with the SEC.
We do not expect to fully transition to complying with all requirements applicable to U.S. domestic issuers until such time as we no longer qualify as a foreign private issuer. In particular, as a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers and directors are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC allows us to “incorporate by reference” into this prospectus supplement the documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020;
•our Quarterly Report on Form 10-Q, for the fiscal quarter ended March 31, 2020, filed with the SEC on May 4, 2020;
•our Current Reports on Form 6-K filed on January 17, 2020 and February 27, 2020 (but not the information referenced under “No Incorporation by Reference” therein), and Current Reports on Form 8-K filed on March 2, 2020 (as amended by a Form 8-K filed on May 14, 2020), April 10, 2020 (including the information furnished pursuant to Item 7.01 and the related exhibits furnished pursuant to Item 9.01 thereof), May 8, 2020 and June 19, 2020;
•the description of our ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 13, 2019, including any amendment or report filed for the purpose of updating such description; and
•all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the completion of the offering contemplated hereby (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, or any related exhibit furnished pursuant to Item 9.01, unless expressly stated otherwise therein).
Any statement contained in this prospectus supplement or the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may obtain copies of these documents, at no cost to you, by writing or telephoning us at Clarivate Plc, Friars House, 160 Blackfriars Road, London SE1 8EZ, United Kingdom.

PROSPECTUS

Ordinary Shares	Preferred Shares	Debt Securities
Warrants	Purchase Contracts	Units

Clarivate Plc may from time to time offer ordinary shares, preferred shares, debt securities, warrants, purchase contracts and units. Specific terms of these securities will be provided in supplements to this prospectus.
We have privately placed warrants outstanding. Under their terms, each warrant entitles the holder to purchase one ordinary share. Exercising warrantholders may use this prospectus to offer and sell ordinary shares received upon exercise.
This prospectus may also be used by affiliates of Onex Partners Advisor LP (“Onex”) and a fund affiliated with Baring Private Equity Asia Pte Ltd (“Baring”) to offer and sell ordinary shares acquired by them in connection with our May 2019 merger with Churchill Capital Corp, and may also be used by certain other shareholders who received shares and options in connection with the merger.
In our agreement to acquire Decision Resources Group, which closed on February 28, 2020, we undertook to issue ordinary shares on March 1, 2021 to Piramal Enterprises Limited as partial consideration for the acquisition. Piramal Enterprises Limited may use this prospectus to offer and sell such ordinary shares.
___________________________

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “CCC.” On June 18, 2020, the last reported sale price of our ordinary shares on NYSE was $22.50.
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Investing in these securities involves certain risks. See “Risk Factors” beginning on page 18 of our annual report on Form 10-K for the year ended December 31, 2019 and page 49 of our quarterly report on Form 10-Q for the quarter ended March 31, 2020, and in Exhibit 99.1 to our current report on Form 8-K filed on June 19, 2020, each of which is incorporated by reference herein, as amended or supplemented from time to time by any risk factors we include in subsequent annual or quarterly reports on Form 10-K or 10-Q, respectively, and incorporated by reference herein.
___________________________

Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 1, 2020

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the selling shareholders take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than their respective dates.

TABLE OF CONTENTS
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THE COMPANY
We are a leading global information services and analytics company serving the scientific research, intellectual property and life sciences end-markets. We provide structured information and analytics to facilitate the discovery, protection and commercialization of scientific research, innovations and brands.
Clarivate Plc is organized under the laws of Jersey, Channel Islands. We were initially registered on January 7, 2019, and at our 2020 annual general meeting, our shareholders approved a change of our corporate name from “Clarivate Analytics Plc” to “Clarivate Plc”. Our registered office is located at 4th Floor, St Paul’s Gate, 22-24 New Street, St. Helier, Jersey JE1 4TR. Our principal business offices are located at Friars House, 160 Blackfriars Road, London SE1 8EZ, United Kingdom, where our main telephone number is +44 207 433 4000. We maintain a website at www.clarivate.com. The information contained in or accessible through our website is not incorporated by reference in, and should not be considered part of, this prospectus.
The terms “Clarivate,” the “Company,” “we,” “us” and “our” refer to Clarivate Plc.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
In connection with any issuance of securities described herein, we may be required to obtain the prior consent of the Jersey Financial Services Commission.
WHERE YOU CAN FIND MORE INFORMATION
We currently qualify as a foreign private issuer under the rules of the SEC. We currently anticipate that we will retain this status until at least December 31, 2020. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to foreign private issuers. Accordingly, we are required to file or furnish reports and other information with the SEC. Despite our status as a foreign private issuer, we voluntarily provide our periodic and current reports pursuant to the forms of the Exchange Act required for U.S. domestic issuers, and file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website at http://www.sec.gov, from which you can electronically access the information we have filed electronically with the SEC.
We do not expect to fully transition to complying with all requirements applicable to U.S. domestic issuers until such time as we no longer qualify as a foreign private issuer. In particular, as a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers and directors are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(a) Annual report on Form 10-K for the year ended December 31, 2019;

(b) Quarterly report on Form 10-Q for the quarter ended March 31, 2020; and
(c) Current reports on Form 6-K filed on January 17, 2020 and February 27, 2020 (but not the information referenced under “No Incorporation by Reference” therein), and Current reports on Form 8-K filed on March 2, 2020 (as amended by a Form 8-K filed on May 14, 2020), April 10, 2020 (including the information furnished pursuant to Item 7.01 and the related exhibits furnished pursuant to Item 9.01 thereof), May 8, 2020 and June 19, 2020.
You may request a copy of these filings at no cost, by writing or telephoning the office of the Secretary, Clarivate Plc, Friars House, 160 Blackfriars Road, London SE1 8EZ, United Kingdom, telephone number +44 207 433 4000.
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus (including the documents incorporated by reference herein) includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, anticipated cost savings, results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which we operate. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting us. Factors that may impact such forward-looking statements include:
•our ability to make, consummate and integrate acquisitions, including the DRG acquisition, and realize any expected benefits or effects of any acquisitions or the timing, final purchase price, costs associated with achieving synergies or integration or consummation of any acquisitions, including the DRG acquisition;
•our ability to compete in the highly competitive markets in which we operate, and potential adverse effects of this competition;
•our ability to maintain revenues if our products and services do not achieve and maintain broad market acceptance, or if we are unable to keep pace with or adapt to rapidly changing technology, evolving industry standards and changing regulatory requirements;
•our ability to achieve all expected benefits from the items reflected in the adjustments included in Standalone Adjusted EBITDA, a non-GAAP measure;
•our ability to achieve operational cost improvements and other anticipated benefits of our merger with Churchill Capital Corp in 2019;
•our dependence on third parties, including public sources, for data, information and other services;
•increased accessibility to free or relatively inexpensive information sources;
•our ability to maintain high annual revenue renewal rates as recurring subscription-based arrangements generate a significant percentage of our revenues;
•any significant disruption in or unauthorized access to our computer systems or those of third parties that we utilize in our operations, including those relating to cybersecurity or arising from cyber-attacks;
•our reliance on our own and third-party telecommunications, data centers and network systems, as well as the Internet;

•potential adverse tax consequences resulting from the international scope of our operations, corporate structure and financing structure;
•increased risks resulting from our international operations, including from pandemics such as the COVID-19 global public health crisis;
•our ability to comply with various trade restrictions, such as sanctions and export controls, resulting from our international operations;
•our ability to comply with the anti-corruption laws of the United States and various international jurisdictions;
•the United Kingdom’s withdrawal from the EU;
•government and agency demand for our products and services and our ability to comply with government contracting regulations;
•changes in legislation and regulation, which may impact how we provide products and services and how we collect and use information, particularly relating to the use of personal data;
•actions by governments that restrict access to our platform in their countries;
•potential intellectual property infringement claims;
•our ability to operate in a litigious environment;
•our potential need to recognize impairment charges related to goodwill, identified intangible assets and fixed assets;
•our ability to make timely and accurate financial disclosure and maintain effective systems of internal controls;
•our substantial indebtedness, which could adversely affect our financial condition, limit our ability to raise additional capital to fund our operations and prevent us from fulfilling our obligations under our indebtedness; and
•other factors beyond our control, including the impact from COVID-19.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019, in our quarterly report on Form 10-Q for the quarter ended March 31, 2020 and in Exhibit 99.1 to our current report on Form 8-K filed on June 19, 2020, as amended or supplemented from time to time by any risk factors we include in subsequent annual or quarterly reports on Form 10-K or 10-Q, respectively, and incorporated by reference herein. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, in our annual report on Form 10-K for the year ended December 31, 2019, in our quarterly report on Form 10-Q for the quarter ended March 31, 2020 and in Exhibit 99.1 to our current report on Form 8-K filed on June 19, 2020, as well as in any updates to those risk factors in our annual reports on Form 10-K and quarterly reports on Form 10-Q, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.
We will not receive any proceeds from the sale of ordinary shares by any selling shareholder hereunder.
DESCRIPTION OF SHARE CAPITAL
The following description of the material terms of the share capital of Clarivate is qualified by reference to Clarivate’s articles of association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.
General
Clarivate is a Jersey, Channel Islands public company with limited liability. Its affairs are governed by the articles of association and the Jersey Companies Law. Clarivate’s register of members is kept by Vistra (Jersey) Limited at 4th Floor, St. Paul’s Gate, 22-24 New Street, St. Helier, Jersey JE1 4TR. Our registered office is 4th Floor, St. Paul’s Gate, 22-24 New Street, St. Helier, Jersey JE1 4TR. Our secretary is Stephen Hartman of Friars House, 160 Blackfriars Road, London, SE1 8EZ, United Kingdom.
Our authorized share capital is an unlimited number of no par value shares of any class. As of June 18, 2020, there were 387,333,435 ordinary shares issued and outstanding. No preferred shares have been issued.
Description of Shares
General
All of the issued and outstanding ordinary shares of Clarivate are fully paid and non-assessable. Certificates representing the outstanding ordinary shares of Clarivate are generally not issued (unless required to be issued pursuant to the articles of association) and legal title to the issued shares is recorded in registered form in the register of members. Holders of ordinary shares of Clarivate have no pre-emptive, subscription, redemption or conversion rights.
The board of directors may provide for other classes of shares, including series of preferred shares, out of the authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares will have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by the board of directors. If any preferred shares are issued, the rights, preferences and privileges of holders of ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.
Dividends
The holders of ordinary shares are entitled to such dividends as may be declared by the board of directors of Clarivate, subject to the Jersey Companies Law and the articles of association. Dividends and other distributions on issued and outstanding ordinary shares may be paid out of the funds of Clarivate lawfully available for such purpose, subject to any preference of any outstanding preferred shares. Dividends and other distributions that are declared will be distributed among the holders of ordinary shares on a pro rata basis.
Voting Rights
Each ordinary share entitles the holder to one vote on all matters upon which the ordinary shares are entitled to vote. Voting at any shareholders’ meeting is by way of poll.
In determining the number of votes cast for or against a proposal or a nominee, ordinary shares abstaining from voting on any resolution and votes by a broker that have not been directed by the beneficial owner to vote on any resolution in any particular manner will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast.
A quorum required for a meeting of shareholders requires the presence in person or by proxy of persons holding in aggregate not less than a simple majority of all voting share capital in issue (provided that the minimum quorum for any meeting shall be two shareholders entitled to vote).
An ordinary resolution of the shareholders requires the affirmative vote of a simple majority of the votes cast at a quorate general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a quorate general meeting.
A special resolution is required for important matters such as an alteration of capital, removal of director for cause, merger or consolidation of Clarivate, change of name or making changes to the articles of association or the voluntary winding up of Clarivate.
Variation of Rights
The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied only with the sanction of a special resolution passed at a general meeting. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares. The rights conferred upon the holders of ordinary shares shall be deemed not to be varied by the conversion and redemption of ordinary shares in accordance with the articles of association or any purchase or redemption by the Company of its own shares.
Transfer of Ordinary Shares
Any shareholder may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form prescribed by the NYSE, as the designated stock exchange under the articles of association, or as otherwise approved by the board of directors.
In addition, the articles of association prohibit the transfer of shares of Clarivate in breach of the rules or regulations of the NYSE or any relevant securities laws (including the Exchange Act).
Liquidation
On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares of Clarivate shall be distributed among the holders of the ordinary shares of Clarivate on a pro rata basis.
Share Repurchases
We may purchase our own ordinary shares on a stock exchange if approved by a special resolution of shareholders. At our 2020 annual general meeting, shareholders granted approval for us to conduct open-market purchases of up to 50 million ordinary shares on or prior to May 6, 2025, as approved by the board of directors.
We may also purchase our own ordinary shares in privately negotiated transactions if approved by both a special resolution of shareholders, as well as by an ordinary resolution in which votes of the selling shareholders are excluded. At our 2020 annual general meeting, shareholders granted approval for us to purchase up to 50 million ordinary shares on or prior to May 6, 2025, as approved by the board of directors, from Onex and Baring.
In addition, our articles of association permit our board of directors to make redeemable any ordinary shares that we wish to repurchase with the consent of the selling shareholder, and thus effectively allow our board of directors to authorize share repurchases without shareholder approval.
We may not buy back or redeem any ordinary shares unless the directors who authorize the buyback or redemption have made a statutory solvency determination that, immediately following the date on which the buyback or redemption is proposed, we will be able to continue to carry on business and discharge our liabilities as they fall due for the 12 months immediately afterward.

Directors
Appointment and Removal
The management of Clarivate is vested in its board of directors. The articles of association provide that there shall be a board of directors consisting of no fewer than two and no greater than fourteen directors, unless increased or decreased from time to time by the board of directors or by shareholders in a general meeting. Currently, the board consists of eleven directors. So long as shares of Clarivate are listed on the NYSE, the board of directors of Clarivate shall include such number of “independent directors” as the relevant rules applicable to the listing of such shares on the NYSE require.
The directors are divided into three classes designated as Class I, Class II and Class III, respectively. Each class shall consist, as nearly as may be practicable, of one-third of the total number of directors constituting the entire board of directors. At each succeeding annual general meeting, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual general meeting.
In the event of any change in the number of directors, the board of directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. The board of directors may, in its discretion, reallocate any director to another class in connection with such a change in the number of directors; provided that no decrease in the number of directors constituting the directors shall shorten the term of any incumbent director.
The directors of Clarivate shall ensure that any individual nominated pursuant to the articles of association, the Director Nomination Agreement and the Shareholders Agreement (each of which is filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2019) shall be nominated for election as a director at the next general meeting of Clarivate. In respect of any position on the board of directors that is not entitled to be nominated pursuant to the articles of association, the Director Nomination Agreement or the Shareholders Agreement, the directors shall have the right to nominate an individual for election as a director at the next general meeting of Clarivate. In both cases, such individual shall be appointed if approved by ordinary resolution at such general meeting. If a vacancy arises on the board of directors, the directors may fill such vacancy in accordance with the terms of the articles of association, the Director Nomination Agreement, the Shareholders Agreement, applicable law and the listing rules of the NYSE.
A director may be removed from office by the holders of ordinary shares by special resolution only for “cause” (as defined in the articles of association). In addition, a director may be removed from office by the board of directors by resolution made by the board of directors for “cause.”
The appointment and removal of directors is subject to the applicable rules of the NYSE and to the provisions of the Director Nomination Agreement and the Shareholders’ Agreement.
The detailed procedures for the nomination of persons proposed to be elected as directors at any general meeting of Clarivate are set out in the articles of association.
Indemnification of Directors and Officers
To the fullest extent permitted by law, the articles of association provide that the directors and officers of Clarivate shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.
Alternate Directors
Any director (other than an alternate director) may appoint any other person, including another director, to act in his or her place as an alternate director. No appointment shall take effect until the director has given notice of the appointment to the other directors. A director may revoke his or her appointment of an alternate at any time. No revocation shall take effect until the director has given notice of the revocation to the other directors.

An appointed and acting alternate director shall (a) attend and vote at any board meeting or meeting of a committee of the directors at which the appointing director is not personally present; (b) sign any written resolution of the directors or a committee of the directors circulated for written consent; and (c) generally perform all the functions of the appointing director in his or her absence. An alternate director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate director.
A director who is also an alternate director shall be entitled to a separate vote for each director for whom he or she acts as alternate in addition to his or her own vote. Except as provided in the Company’s articles of association, an alternate director shall be deemed for all purposes to be a director and shall alone be responsible for his or her own acts and defaults and he or she shall not be deemed to be the agent of the director appointing him or her.
Exclusive Forum
Unless the Company consents in writing to the selection of an alternative forum, the courts of the Island of Jersey are the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of Jersey law or the articles of association or (iv) any action asserting a claim governed by the internal affairs doctrine.
Shareholder Proposals
A proposal may be properly brought before an annual general meeting by any shareholder of the Company who is a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the articles of association and the record date for the determination of shareholders entitled to vote at such annual general meeting, and who complies with the notice and other procedures set forth in the articles of association, which are summarized below. Please see our articles of association for the full procedures.
Shareholder Proposals Other Than Director Nominations
The articles of association set forth requirements for shareholders wishing to propose business other than the nomination of directors at an annual general meeting. An eligible shareholder who follows these procedures is not entitled to have their proposal included in the Company’s Proxy Statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
For matters other than for the nomination for election of a director to be made by a shareholder, to be timely such shareholder’s notice shall be delivered to the Company at its principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual general meeting. However, if the Company’s annual general meeting occurs on a date more than 30 days earlier or later than the Company’s prior year’s annual general meeting, then the directors will determine a date a reasonable period prior to the Company’s annual general meeting by which date the shareholder’s notice must be delivered and publicize such date in a filing pursuant to the Exchange Act, or via press release. Such publication shall occur at least 14 days prior to the date set by the directors.
To be in proper written form, a shareholder’s notice to the Company must set forth as to such matter such shareholder proposes to bring before the annual general meeting:
•a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;
•the name and address, as they appear on the Company’s Register of shareholders, of the shareholder proposing such business and any Associated Person (as defined below);
•the class or series and number of shares of the Company that are held of record or are beneficially owned by such shareholder or any Associated Person and any derivative positions held or beneficially held by the shareholder or any Associated Person;

•whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Associated Person with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Associated Person with respect to any securities of the Company;
•any material interest of the shareholder or an Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such shareholders or between or among any proposing shareholders and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and
•a statement as to whether such shareholder or any Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law and the rules of the Designated Stock Exchange to carry the proposal.
An Associated Person of any shareholder includes:
•any affiliate (as defined in the articles) of, or person acting in concert with, such shareholder,
•any beneficial owner of shares of the Company owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made and
•any person controlling, controlled by or under common control with a person referred to in the preceding two bullets.
Shareholder’s Nomination of a Director
The articles of association also set forth requirements for shareholders wishing to nominate directors. An eligible shareholder who follows these procedures is not entitled to have their nomination included in the Company’s Proxy Statement and therefore would be required to solicit their own proxies in accordance with any applicable laws and rules.
Subject to the Shareholders Agreement and the Director Nomination Agreement, for a nomination for election of a director to be made by a shareholder of the Company (other than directors to be nominated by any series of preferred shares, voting separately as a class), such shareholder must:
•be a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the articles of association and the record date for the determination of shareholders entitled to vote at such annual general meeting,
•on each such date beneficially own more than 15% of the issued ordinary shares and
•have given timely notice thereof in proper written form to the Secretary of the Company.
If a shareholder is entitled to vote only for a specific class or category of Directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a Director at the meeting shall be limited to such class or category of Directors.
To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 nor more than 120 days prior to the meeting; provided, that if less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
To be in proper written form, a shareholder’s notice to the Secretary must set forth:

•as to each nominating shareholder:
o the information about the shareholder and its Associated Persons; and
o any other information relating to such shareholder that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and
•as to each person whom the shareholder proposes to nominate for election as a director:
o all information that would be required if such nominee was a nominating shareholder, as described above, except such information shall also include the business address and residence address of the person;
o the principal occupation or employment of the person;
o all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and
o a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any nominating shareholder and its affiliates and associates, on the one hand, and each proposed nominee, his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such nominating shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.
Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The Company may require any proposed nominee to furnish such other information as may be reasonably required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with the rules of the NYSE.
Description of Warrants
As of June 18, 2020, we had 18,300,000 warrants outstanding. Each warrant is exercisable for $11.50 in cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by the initial purchasers or their affiliates. The warrants will expire on May 13, 2024 and may not be exercised thereafter.
Holders do not have the rights or privileges of holders of ordinary shares of Clarivate or any voting rights until they exercise their public warrants and receive ordinary shares.
Holders may elect to be subject to a restriction on the exercise of their warrants such that an electing holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (together with such holder’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the ordinary shares outstanding.
The exercise price and number of ordinary shares issuable on exercise of the warrants shall be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or Clarivate’s recapitalization, reorganization, merger or consolidation.
No fractional shares will be issued upon exercise of warrants. If, upon exercise of warrants, a holder would be entitled to receive a fractional interest in a share, Clarivate will, upon exercise, round down to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Other Jersey, Channel Islands Law Considerations
Mandatory Purchases and Acquisitions
The Jersey Companies Law provides that where a person has made an offer to acquire a class or all of Clarivate’s outstanding ordinary shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding ordinary shares, that person is then entitled (and may be required) to acquire the remaining ordinary shares. In such circumstances, a holder of any such remaining ordinary shares may apply to the courts of Jersey for an order that the person making such offer not be entitled to purchase the holder’s ordinary shares or that the person purchase the holder’s ordinary shares on terms different to those under which the person made such offer.
Clarivate is not subject to any regulations under which a shareholder that acquires a certain level of share ownership is then required to offer to purchase all of Clarivate’s remaining ordinary shares on the same terms as such shareholder’s prior purchase.
Compromises and Arrangements
Where Clarivate and its creditors or shareholders or a class of either of them propose a compromise or arrangement between Clarivate and its creditors or its shareholders or a class of either of them (as applicable), the courts of Jersey may order a meeting of the creditors or class of creditors or of Clarivate’s shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number present and voting at the meeting representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon Clarivate and all the creditors, shareholders or members of the specific class of either of them (as applicable).
Whether the capital of Clarivate is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court. The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.
Jersey Regulatory Matters
The Jersey Financial Services Commission ( “JFSC”) will have given and not withdrawn, its consent under Article 2 or Article 4 of the Control of Borrowing (Jersey) Order 1958 (as applicable) prior to the issuance of securities described in any prospectus supplement. The JFSC is protected by the Control of Borrowing (Jersey) Law 1947 against any liability arising from the discharge of its functions under that law.
A copy of this prospectus has been delivered to the Jersey Registrar of Companies in accordance with Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and the Jersey Registrar of Companies has given, and has not withdrawn, his consent to its circulation.
It must be distinctly understood that, in giving these consents, neither the Jersey Registrar of Companies nor the JFSC takes any responsibility for the financial soundness of Clarivate or for the correctness of any statements made, or opinions expressed, with regard to Clarivate. If you are in any doubt about the contents of this prospectus, you should consult your stockbroker, bank manager, solicitor, accountant, or other financial advisor.
The price of securities and the income from them can fluctuate. Nothing in this prospectus or anything communicated by or on behalf of Clarivate to holders or potential holders of any securities to be issued by Clarivate (or interests in them) is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for any such securities (or interests in them) for the purposes of the Financial Services (Jersey) Law 1998.
The directors of Clarivate have taken all reasonable care to ensure that the facts stated in this prospectus are true and correct in all material respects, and that there are no other facts or opinions that would make any statement in the prospectus misleading if omitted. All the directors of Clarivate accept responsibility accordingly.

Enforcement of Civil Liabilities
U.S. laws do not necessarily extend either to us or our officers or directors. We are incorporated under the laws of the Jersey, Channel Islands. Some of our directors and officers reside outside of the United States. Substantially all of the assets of both us and our directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process on either us or our officers and directors within the United States, or to enforce against these persons or us, either inside or outside the United States, a judgment obtained in a U.S. court predicated upon the civil liability provisions of the federal securities or other laws of the United States or any State in the United States.
We have appointed Vistra USA, LLC, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of the laws of any state of the United States.
A judgment of a U.S. court is not directly enforceable in Jersey, but constitutes a cause of action which may be enforced by Jersey courts provided that:
• the applicable U.S. courts had jurisdiction over the case, as recognized under Jersey law;
• the judgment is given on the merits and is final, conclusive and non-appealable;
• the judgment relates to the payment of a sum of money, not being taxes, fines or similar governmental penalties;
• the defendant is not immune under the principles of public international law;
• the same matters at issue in the case were not previously the subject of a judgment or disposition in a separate court;
• the judgment was not obtained by fraud; and
• the recognition and enforcement of the judgment is not contrary to public policy in Jersey.
Jersey courts award compensation for the loss or damage actually sustained by the plaintiff. Although punitive damages are generally unknown to the Jersey legal system, there is no prohibition on them either by statute or customary law. Whether a particular judgment may be deemed contrary to Jersey public policy depends on the facts of each case, though judgments found to be exorbitant, unconscionable, or excessive will generally be deemed as contrary to public policy. Moreover, certain defendants may qualify for protection under Protection of Trading Interests Act 1980, an act of the UK extended to Jersey by the Protection of Trading Interests Act 1980 (Jersey) Order, 1983. This Act provides that a qualifying defendant is not liable for multiple damages, in excess of that required for actual compensation. A “qualifying defendant” for these purposes is a citizen of the UK and its Colonies (as defined in the Act), a corporation or other limited liability entity organized under the laws of the UK, Jersey or other territory for whose international relations the UK is responsible or a person conducting business in Jersey.
Jersey courts cannot enter into the merits of the foreign judgment and cannot act as a court of appeal or review over the foreign courts. It is doubtful that an original action based on U.S. federal or state securities laws could be brought before Jersey courts. In addition, a plaintiff who is not resident in Jersey may be required to provide a security bond in advance to cover the potential of the expected costs of any case initiated in Jersey. In addition, Clarivate has been further advised by our legal counsel in Jersey that it is uncertain as to whether the courts of Jersey would entertain original actions or enforce judgments from U.S. courts against us or our officers and directors which originated from actions alleging civil liability under U.S. federal or state securities laws.
Material Differences Between Rights of Holders of Clarivate’s Ordinary Shares and Rights of Holders of the Common Stock of Delaware Corporations
Jersey, Channel Islands, companies are governed by the Jersey Companies Law. The Jersey Companies Law differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Jersey Companies Law applicable to Clarivate and, for comparison purposes, the laws applicable to companies incorporated in the State of Delaware and their shareholders.

Corporate law issue	Delaware law	Jersey law
Special Meetings of Shareholders
Shareholders generally do not have the right to call meetings of shareholders unless that right is granted in the certificate of incorporation or by-laws.
However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated for the annual meeting, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a shareholder.
Under Delaware corporate law, a corporation is required to set a minimum quorum of one-third of the issued and outstanding shares for a shareholders meeting.

The Jersey Companies Law does not provide for a shareholder right to put a proposal before the shareholders at the annual general meeting. However, under the Jersey Companies Law, shareholders holding 10% or more of the company’s voting rights and entitled to vote at the relevant meeting may require the directors to call a meeting of shareholders. This must be held as soon as practicable but in any case not later than two months after the date of the deposit of the requisition. The requisition shall state the objects of the meeting.

Pursuant to the articles of association, no business may be transacted at any general meeting, other than business that is either:
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the directors (or any duly authorized committee thereof) or pursuant to a requisition of meeting by holders of ordinary shares as aforesaid,
(b) otherwise properly brought before an annual general meeting by or at the direction of the directors (or any duly authorized committee thereof) or
(c) otherwise properly brought before an annual general meeting by any holder of ordinary shares who (1) is such a holder of record on both (x) the date of the giving of the notice by such holder provided for in the articles of association and (y) the record date for the determination of holders of ordinary shares entitled to vote at such annual general meeting and (2) complies with the notice procedures set forth in the articles of association.

Corporate law issue	Delaware law	Jersey law

Under the Jersey Companies Law, the quorum requirements for shareholders meetings can be prescribed in a company’s articles of association. The Clarivate articles of association provide that holders holding in aggregate not less than a simple majority of all voting share capital of Clarivate in issue present in person or by proxy and entitled to vote shall be a quorum, provided that the minimum quorum for any meeting shall be two holders entitled to vote. See “—Voting rights.”

Interested Shareholders Transactions
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned more than 15% of the target’s outstanding voting stock within the past three years.
This has the effect of limiting the ability of a potential acquirer to make a two tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Jersey Companies Law has no comparable provision. As a result, Clarivate cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Jersey law does not regulate transactions between a company and its significant shareholders, as a general matter, such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Corporate law issue	Delaware law	Jersey law
Interested Director Transactions
Interested director transactions are permissible and may not be legally voided if:

•either a majority of disinterested directors, or a majority in interest of holders of shares of the corporation’s capital stock entitled to vote upon the matter, approves the transaction upon disclosure of all material facts; or

•the transaction is determined to have been fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders.

An interested director must disclose to the company the nature and extent of any interest in a transaction with the company, or one of its subsidiaries, which to a material extent conflicts or may conflict with the interests of the company and of which the director is aware. Failure to disclose an interest entitles the company or a shareholder to apply to the court for an order setting aside the transaction concerned and directing that the director account to the company for any profit.
A transaction is not voidable and a director is not accountable notwithstanding a failure to disclose an interest if the transaction is confirmed by special resolution of shareholders (requiring a two-thirds majority of the shareholders voting) and the nature and extent of the director’s interest in the transaction are disclosed in reasonable detail in the notice calling the meeting at which the resolution is passed.
Although it may still order that a director account for any profit, a court will not set aside a transaction unless it is satisfied that the interests of third parties who have acted in good faith would not thereby be unfairly prejudiced and the transaction was not reasonable and fair in the interests of the company at the time it was entered into.

Cumulative Voting
Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it.

The certificate of incorporation of a Delaware corporation may provide that shareholders of any class or classes or of any series may vote cumulatively either at all elections or at elections under specified circumstances.
There are no provisions in relation to cumulative voting under the Jersey Companies Law.

Corporate law issue	Delaware law	Jersey law
Approval of Corporate Matters by Written Consent
Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of shareholders of a corporation may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take that action at a meeting at which all shareholders entitled to vote were present and voted. In addition, a corporation may eliminate the right of shareholders to act by written consent through amendment to its certificate of incorporation.

All consents must be dated and are only effective if the requisite signatures are collected within 60 days of the earliest dated consent delivered.
Under the Company’s articles of association, shareholders may not pass a resolution by written consent.

Corporate law issue	Delaware law	Jersey law
Business Combinations and Asset Sales
With certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a Delaware corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon.

The Jersey Companies Law allows for the merger of two companies into either one consolidated company or one company merged into another so as to form a single surviving company. The merger or consolidation of two or more companies under the Jersey Companies Law requires the directors of the constituent companies to enter into and to approve a written merger agreement (in certain, but not all, circumstances), which must also be authorized by a special resolution of the shareholders of each constituent company (which as noted above requires the affirmative vote of no less than two-thirds of the votes cast at a quorate general meeting (or such higher threshold as may be set out in a company’s articles of association)). See “—Voting rights” above. In relation to any merger or consolidation under the Jersey Companies Law, unlike dissenting shareholders of a Delaware corporation, dissenting shareholders of a Jersey company have no appraisal rights that would provide the right to receive payment in cash for the judicially determined fair value of the shares. However, under Jersey law, dissenting shareholders may object to the Court on the grounds they are unfairly prejudiced by the merger.

Corporate law issue	Delaware law	Jersey law

The Jersey Companies Law provides that where a person has made an offer to acquire a class or all of the company’s outstanding shares not already held by the person and has as a result of such offer acquired or contractually agreed to acquire 90% or more of such outstanding shares, that person is then entitled (and may be required) to acquire the remaining shares. In such circumstances, a holder of any such remaining shares may apply to the courts of Jersey for an order that the person making such offer not be entitled to purchase the holder’s shares or that the person purchase the holder’s shares on terms different than those under which the person made such offer.

In addition, where the company and its creditors or shareholders or a class of either of them propose a compromise or arrangement between the company and its creditors or our shareholders or a class of either of them (as applicable), the courts of Jersey may order a meeting of the creditors or class of creditors or of the company’s shareholders or class of shareholders (as applicable) to be called in such a manner as the court directs. Any compromise or arrangement approved by a majority in number representing 75% or more in value of the creditors or 75% or more of the voting rights of shareholders or class of either of them (as applicable) if sanctioned by the court, is binding upon the company and all the creditors, shareholders or members of the specific class of either of them (as applicable). Whether the capital of the company is to be treated as being divided into a single or multiple class(es) of shares is a matter to be determined by the court.

Corporate law issue	Delaware law	Jersey law

The court may in its discretion treat a single class of shares as multiple classes, or multiple classes of shares as a single class, for the purposes of the shareholder approval referred to above, taking into account all relevant circumstances, which may include circumstances other than the rights attaching to the shares themselves.

The Jersey Companies Law contains no specific restrictions on the powers of directors to dispose of assets of a company. As a matter of general law, in the exercise of those powers, the directors must discharge their duties of care and act in good faith, for a proper purpose and in the best interests of the company.

Election and Removal of Directors
Under Delaware corporate law, unless otherwise specified in the certificate of incorporation or bylaws of a corporation, directors are elected by a plurality of the votes of the shares entitled to vote on the election of directors and may be removed with or without cause (or, with respect to a classified board, only with cause unless the certificate of incorporation provides otherwise) by the approval of a majority of the outstanding shares entitled to vote.

As permitted by the Jersey Companies Law and pursuant to the articles of association, directors of Clarivate can be appointed and removed in the manner described in the section headed “—Directors” above.

Corporate law issue	Delaware law	Jersey law
Fiduciary Duties of Directors
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under the Jersey Companies Law, a director of a Jersey company, in exercising the director’s powers and discharging the director’s duties, has a fiduciary duty to act honestly and in good faith with a view to the best interests of the company; and a duty of care to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Customary law is also an important source of law in the area of directors’ duties in Jersey as it expands upon and provides a more detailed understanding of the general duties and obligations of directors. The Jersey courts view English common law as highly persuasive in this area. In summary, the following duties will apply as manifestations of the general fiduciary duty under the Jersey Companies Law: a duty to act in good faith and in what he or she bona fide considers to be the best interests of the company; a duty to exercise powers for a proper purpose; a duty to avoid any actual or potential conflict between his or her own and the company’s interests; and a duty to account for profits and not take personal profit from any opportunities arising from his or her directorship, even if he or she is acting honestly and for the good of the company. However, the articles of association of a company may permit the director to be personally interested in arrangements involving the company (subject to the requirement to have disclosed such interest).
Under the articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract with Clarivate must declare the nature of their interest at a meeting of the board of directors. Following such declaration, a director may vote in respect of any contract or proposed contract notwithstanding his interest; provided that, in exercising any such vote, such director’s duties remain as described above.

Corporate law issue	Delaware law	Jersey law
Limitations on Director’s Liability and Indemnification of Directors and Officers
A Delaware corporation may include in its certificate of incorporation provisions limiting the personal liability of its directors to the corporation or its shareholders for monetary damages for many types of breach of fiduciary duty. However, these provisions may not limit liability for any breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, the authorization of unlawful dividends, stock purchases, or redemptions, or any transaction from which a director derived an improper personal benefit.
Moreover, these provisions would not be likely to bar claims arising under U.S. federal securities laws.
A Delaware corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in defense of an action, suit, or proceeding by reason of his or her position if (i) the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

The Jersey Companies Law does not contain any provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty. However, a Jersey company may exempt from liability, and indemnify directors and officers for, liabilities:
• incurred in defending any civil or criminal legal proceedings where:
• the person is either acquitted or receives a judgment in their favor;
• where the proceedings are discontinued other than by reason of such person (or someone on their behalf) giving some benefit or suffering some detriment; or
• where the proceedings are settled on terms that such person (or someone on their behalf) gives some benefit or suffers some detriment but in the opinion of a majority of the disinterested directors, the person was substantially successful on the merits in the person’s resistance to the proceedings;

Corporate law issue	Delaware law	Jersey law

• incurred to anyone other than to the company if the person acted in good faith with a view to the best interests of the company;
• incurred in connection with an application made to the court for relief from liability for negligence, default, breach of duty, or breach of trust under Article 212 of the Jersey Companies Law in which relief is granted to the person by the court; or
• incurred in a case in which the company normally maintains insurance for persons other than directors.

To the fullest extent permitted by law, the articles of association provide that the directors and officers of Clarivate shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s actual fraud or willful default.

Variation of Rights of Shares
Under Delaware corporate law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under Jersey law and the articles of association, if Clarivate’s share capital is divided into more than one class of shares, we may vary the rights attached to any class (i) without the consent of the holders of the issued shares of that class where such variation is considered by the board of directors of Clarivate not to have a material adverse effect upon such rights or (ii) with either the written consent of the holders of two-thirds of the shares of such class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Corporate law issue	Delaware law	Jersey law
Appraisal Rights
A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights under which the shareholder may receive cash in the amount of the fair value of the shares held by that shareholder (as determined by a court) in lieu of the consideration the shareholder would otherwise receive in the transaction.

In relation to any merger or consolidation under the Jersey Companies Law, unlike dissenting shareholders of a Delaware corporation, dissenting shareholders of a Jersey company have no appraisal rights that would provide the right to receive payment in cash for the judicially determined fair value of the shares. However, under Jersey law, dissenting shareholders may object to the Court on the grounds they are unfairly prejudiced by the merger and the Court’s powers extend to specifying terms of acquisition different from those of the offer (which could include terms as to price or form of consideration).

Corporate law issue	Delaware law	Jersey law
Shareholder Suits
Class actions and derivative actions generally are available to the shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste, and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Under Article 141 of the Jersey Companies Law, a shareholder may apply to court for relief on the ground that the conduct of a company’s affairs, including a proposed or actual act or omission by a company, is “unfairly prejudicial” to the interests of shareholders generally or of some part of shareholders, including at a minimum the shareholder making the application.
Under Article 143 of the Jersey Companies Law (which sets out the types of relief a court may grant in relation to an action brought under Article 141 of the Jersey Companies Law), the court may make an order regulating the affairs of a company, requiring a company to refrain from doing or continuing to do an act complained of, authorizing civil proceedings and providing for the purchase of shares by a company or by any of its other shareholders. There may be customary personal law actions available to shareholders which would include certain derivate and other actions to bring proceedings against the directors of the company as well as the company.
In principle, Clarivate will normally be the proper plaintiff and a class action or derivative action may not be brought by a minority shareholder. However, a minority shareholder can seek in limited circumstances agreement from the court for special dispensation if the shareholder can show:
• that there are wrongdoers in control of the company;
• those wrongdoers are using their power to prevent anything being done about it;
• the wrongdoing is unconscionable and oppressive; and
• in certain other limited circumstances.

Corporate law issue	Delaware law	Jersey law

Under our articles of association, unless we consent in writing to the selection of an alternative forum, the courts of the Island of Jersey are the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of Jersey law or the articles of association or (iv) any action asserting a claim governed by the internal affairs doctrine. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits

Inspection of Books and Records
All shareholders of a Delaware corporation have the right, upon written demand, to inspect or obtain copies of the corporation’s shares ledger and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholders of Clarivate will have the right under the Jersey Companies Law to inspect Clarivate’s register of shareholders and, provided certain conditions are met, to obtain a copy. Shareholders of Clarivate will also be able to inspect the minutes of any shareholder meetings.
The register of directors and secretaries must during business hours (subject to such reasonable restrictions as the company may by its articles of association or in general meeting impose, but so that not less than two hours in each business day be allowed for inspection) be open to the inspection of a shareholder or director of the company without charge and, in the case of a public company or a company which is a subsidiary of a public company, of any other person on payment of such sum (if any), not exceeding £5, as the company may require.

Corporate law issue	Delaware law	Jersey law
Amendments of Governing Documents
Amendments to the certificate of incorporation of a Delaware corporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon or such greater vote as is provided for in the certificate of incorporation. A provision in the certificate of incorporation requiring the vote of a greater number or proportion of the directors or of the holders of any class of shares than is required by Delaware corporate law may not be amended, altered or repealed except by such greater vote. Bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors.

The memorandum of association and articles of association of a Jersey company may only be amended by special resolution passed by shareholders in general meeting or by written resolution passed in accordance with its articles of association.

Classified Board
A classified board is permitted under both Delaware corporate law and the Jersey Companies Law.
The Company's board is comprised of three classes, each serving a three-year term, one class being elected each third year. See “—Directors—Appointment and Removal” above.

Dissolution and Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with a dissolution initiated by the board of directors.

Under the Jersey Companies Law and the articles of association, Clarivate may be voluntarily dissolved, liquidated or wound up by a special resolution of the shareholders. In addition, a company may be wound up by the courts of Jersey if the court is of the opinion that it is just and equitable to do so or that it is expedient in the public interest to do so.
Alternatively, a creditor with a claim against a Jersey company of not less than £3,000 may apply to the Royal Court of Jersey for the property of that company to be declared en désastre (being the Jersey law equivalent of a declaration of bankruptcy). Such an application may also be made by the Jersey company itself without having to obtain any shareholder approval.

DESCRIPTION OF DEBT SECURITIES
The following description of debt securities does not purport to be complete and is subject to and qualified in its entirety by reference to the indenture, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as a holder of our debt securities. All capitalized terms have the meanings specified in the indenture.
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately or upon exercise of a debt warrant from time to time. The debt securities may either be senior debt securities or subordinated debt securities. The debt securities we offer will be issued under an indenture between us and a trustee to be named therein. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.
As used in this “Description of Debt Securities,” the terms “Clarivate,” “we,” “our,” and “us” refer to Clarivate Plc and do not, unless otherwise specified, include our subsidiaries.
General Terms of the Indenture
The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and, if applicable, in a pricing supplement, and as set forth in the supplemental indenture, board resolution or officers’ certificate relating to such offering.
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or pricing supplement, if any.
The applicable prospectus supplement for a series of debt securities that we issue, together with a pricing supplement, if any, will describe, among other things, the following terms of the offered debt securities:
• the title;
• the aggregate principal amount;
• whether issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;
• whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;
• the price or prices at which the debt securities will be issued;
• the date or dates on which principal is payable;
• the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;
• interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

• the right, if any, to extend the interest payment periods and the duration of the extensions;
• our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;
• conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;
• the currency or currencies of payment of principal or interest;
• the terms applicable to any debt securities issued at a discount from their stated principal amount;
• the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;
• if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;
• if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;
• any provisions for the remarketing of the debt securities;
• if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and
• any other specific terms of any debt securities.
The applicable prospectus supplement or pricing supplement, if any, will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries.
Unless otherwise provided in the applicable prospectus supplement, all securities of any one series need not be issued at the same time and may be issued from time to time without consent of any holder.
Subordination
The prospectus supplement or pricing supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of, premium, if any, and interest on such subordinated debt securities.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement or pricing supplement, if any. The terms will include, among others, the following:
• the conversion or exchange price;
• the conversion or exchange period;
• provisions regarding the ability of us or the holder to convert or exchange the debt securities;
• events requiring adjustment to the conversion or exchange price; and
• provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Consolidation, Merger or Sale

We cannot consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to, any person unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are conveyed, transferred or leased is a corporation, partnership, trust or other entity that expressly assumes our obligations on the debt securities and under the indenture. In addition, we cannot effect such a transaction unless immediately after giving effect to such transaction, no default or event of default under the indenture shall have occurred and be continuing. Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
Unless otherwise indicated, the term “Event of Default,” when used in the indenture, means any of the following:
• failure to pay interest for 30 days after the date payment is due and payable; provided that, an extension of an interest payment period in accordance with the terms of the debt securities shall not constitute a failure to pay interest;
• failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;
• failure to make sinking fund payments when due;
• failure to perform any other covenant for 90 days after notice that performance was required;
• certain events relating to bankruptcy, insolvency or reorganization; or
• any other Event of Default provided in the applicable resolution of our board of directors or the officers’ certificate or supplemental indenture under which we issue series of debt securities.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.
If an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.
Similarly, if an Event of Default relating to the performance of other covenants has occurred and is continuing for a period of 90 days after notice of such, or involves all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.
If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture provides that the trustee shall within 90 days after the occurrence of default (or 30 days after it is known by the trustee) with respect to a particular series of debt securities, give the holders of the debt securities of such series notice of such default known to it; provided that, except in the case of a default or Event of Default in payment of the principal, premium, if any, of, or interest on, any debt security of such series or in the payment of any redemption obligation, the trustee may withhold the notice if, and so long as, it in good faith determines that withholding the notice is in the interests of the holders of debt securities of that series.
The indenture imposes limitations on suits brought by holders of debt securities against us. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
• the holder has previously given to the trustee written notice of default and continuance of that default;
• the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;
• the requesting holders have offered the trustee reasonable security or indemnity satisfactory to it for expenses and liabilities that may be incurred by bringing the action;
• the trustee has not instituted the action within 60 days of the request; and
• the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.
Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of and premium and interest, if any, on such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in compliance with any condition or covenant of the indenture.
Registered Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or pricing supplement, if any, and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
• by the depositary for such registered global security to its nominee;
• by a nominee of the depositary to the depositary or another nominee of the depositary; or
• by the depositary or its nominee to a successor of the depositary or a nominee of the successor.
The prospectus supplement or pricing supplement, if any, relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

• ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;
• upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
• any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
• ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
• will not be entitled to have the debt securities represented by a registered global security registered in their names;
• will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
• will not be considered the owners or holders of the debt securities under the indenture.
Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of Clarivate, the trustee or any other agent of Clarivate or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, known as “Euroclear” and Clearstream Banking, société anonyme, Luxembourg, known as “Clearstream”, or with a nominee for the depositary identified in the prospectus supplement or pricing supplement, if any, relating to that series. The prospectus supplement or pricing supplement, if any, relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the portion of the series represented by a bearer global security.
Discharge, Defeasance and Covenant Defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, the subordination provisions applicable to any subordinated debt securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement or pricing supplement, if any, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an Event of Default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
• we irrevocably deposit with the trustee cash or U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and
• we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance and that legal defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
• secure any debt securities;
• evidence the assumption by a successor corporation of our obligations;
• add covenants for the protection of the holders of debt securities;
• add one or more guarantees for the benefit of holders of debt securities;
• cure any ambiguity or correct any inconsistency in the indenture;
• establish the forms or terms of debt securities of any series;
• conform any provision of the indenture to this description of debt securities, the description of the notes included in the applicable prospectus supplement or any other relevant section of the applicable prospectus supplement describing the terms of the debt securities;
• evidence and provide for the acceptance of appointment by a successor trustee;
• to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
• make any change that does not materially adversely affect the right of any holder; and
• comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities.
We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
• extend the final maturity of any debt security;
• reduce the principal amount or premium, if any;
• reduce the rate or extend the time of payment of interest;
• reduce any amount payable on redemption;
• change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable;
• reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;
• modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;
• alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

• impair the right to institute suit for the enforcement of any payment on any debt security when due;
• reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture; or
• modify any provisions set forth in this paragraph.
Concerning the Trustee
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.
The indenture contains limitations on the right of the trustee, should it become a creditor of Clarivate, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Incorporators, Stockholders, Officers or Directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director, of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules 327(b).
DESCRIPTION OF WARRANTS
For a description of our outstanding warrants, see “Description of Share Capital—Description of Warrants.”
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
• the title of such warrants;
• the aggregate number of such warrants;
• the price or prices at which such warrants will be issued;
• the currency or currencies in which the price of such warrants will be payable;
• the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
• the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
• the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
• if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
• if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
• if applicable, the date on and after which such warrants and the related securities will be separately transferable;
• information with respect to book-entry procedures, if any;
• if applicable, a discussion of any material United States Federal income tax considerations; and
• any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
• debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;
• currencies; or
• commodities.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more ordinary shares, preferred shares, warrants to purchase ordinary shares, debt securities, purchase contracts or any combination of such securities. The applicable supplement will describe:
• the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
• a description of the terms of any unit agreement governing the units; and
• a description of the provisions for the payment, settlement, transfer or exchange of the units.

SELLING SHAREHOLDERS
Onex, Baring, the founders of Churchill Capital Corp and certain other pre-merger shareholders were granted registration rights in connection with the May 2019 closing of our merger with Churchill Capital Corp. In addition, in connection with our February 2020 acquisition of Decision Resources Group, we agreed to provide a registration statement for Piramal Enterprises Limited to use in connection with offers and sales of ordinary shares received from us as partial consideration for such acquisition. We may allow other shareholders to use this registration statement for offers and sales of ordinary shares beneficially owned by them, as well as ordinary shares issuable upon the exercise of private warrants beneficially owned by them, in each case as of June 18, 2020.
The following table and accompanying footnotes present information relating to the beneficial ownership of our ordinary shares by the selling shareholders. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, and the information below is not necessarily indicative of beneficial ownership for any other purpose. For certain of the selling shareholders, the number of shares being registered (and presented in the table as beneficially owned) also includes shares underlying options held by each such shareholder that will not vest within 60 days of June 18, 2020.
The percentages of beneficial ownership in the table below are calculated based on 387,333,435 ordinary shares outstanding as of June 18, 2020.
Unless otherwise indicated, the business address of each of the selling shareholders is c/o Clarivate Plc, Friars House, 160 Blackfriars Road, London, SE1 8EZ, United Kingdom.

	Shares Beneficially Owned Prior to Offerings Under this Prospectus
Beneficial Owner	Number	Percent

Onex(1)	71,418,266	18.4%
Baring(2)	27,773,769	7.2%
Michael Klein(3)	19,660,842	5.1%
Jerre Stead(4)	13,232,764	3.4%
Sheryl von Blucher(5)	3,556,684	*
Piramal Enterprises Limited(6)	2,895,638	*
Martin Broughton(7)	532,279	*
Balakrishnan S. Iyer(8)	532,279	*
Karen G. Mills(9)	532,279	*
Richard Hanks(10)	432,348	*
Jeff Roy(11)	413,587	*
Mukhtar Ahmed(12)	396,409	*
Stephen Hartman(13)	342,231	*
Magnetar Capital Partners LP(14)	212,174	*
David Friedman	100,000	*
Christine Archbold(15)	81,926	*
Clifford Smith	55,000	*
Jane Okun Bomba	50,000	*
Charles Neral	26,427	*
Stephen Green	25,000	*
Biao Wang	23,783	*
David Lee Kachalko	21,000	*
Benjamin Kaube	13,997	*
Andrew Wright	13,214	*
Ronda Sue Majure	13,214	*
Jan-Eric Reichelt	8,997	*
Heather Matzke-Hamlin	7,500	*

	Shares Beneficially Owned Prior to Offerings Under this Prospectus
Beneficial Owner	Number	Percent

Kathy Heller	6,665	*
Francis Paleno	6,607	*
Jeffrey Huntsman	6,607	*
Jeffrey Mastendino	5,307	*
Nikola Vujic	4,000	*
Yasemin Agatan	3,607	*
* Less than one percent of total ordinary shares outstanding.
(1) Includes: (i) 26,454,617 ordinary shares held by Onex Partners IV LP, (ii) 1,307,836 ordinary shares held by Onex Partners IV PV LP, (iii) 183,130 ordinary shares held by Onex Partners IV Select LP, (iv) 756,574 ordinary shares held by Onex Partners IV GP LP, (v) 974,797 ordinary shares held by Onex US Principals LP, (vi) 24,697,644 ordinary shares held by Onex Partners Holdings LLC, (vii) 1,563,583 ordinary shares held by New PCO II Investment Ltd. and (viii) 15,480,085 ordinary shares held by Onex Camelot Co-Invest LP. Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the ordinary shares held by (a) Onex Partners IV LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, the general partner of Onex Partners IV LP, (b) Onex Partners IV PV LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, the general partner of Onex Partners IV PV LP, (c) Onex Partners IV Select LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP LLC, the general partner of Onex Partners IV Select LP, (d) Onex Partners IV GP LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, (e) Onex US Principals LP, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP, (f) Onex Partners Holdings LLC, through Onex Corporation’s ownership of all of the equity of Onex American Holdings II LLC, which owns all of the equity of Onex American Holdings Subco III LLC, which in turn owns all of the equity of Onex Partners Holdings LLC, (g) New PCO II Investment Ltd., through Gerald W. Schwartz’s indirect control of 1597257 Ontario Inc., which owns all of the voting equity of New PCo II Investments Ltd., and (h) Onex Camelot Co-Invest LP, through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, the general partner of Onex Camelot Co-Invest LP. Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation, and as such may be deemed to beneficially own all of the ordinary shares beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1 Canada.
(2) The Baring Asia Private Equity Fund VI, L.P.1 (“Fund VI1”) and The Baring Asia Private Equity Fund VI, L.P.2 (“FundVI2”) and certain affiliates indirectly hold approximately 27,773,769 ordinary shares. The general partner of Fund VI1 and Fund VI2 is Baring Private Equity Asia GP VI, L.P. (“Fund VI GP”). The general partner of Fund VI GP is Baring Private Equity Asia GP VI Limited (“Fund VI Limited”). As the sole shareholder of Fund VI Limited, Jean Eric Salata may be deemed to have voting and dispositive power with respect to the shares beneficially owned by Fund VI and Fund VI2 and their affiliates, but disclaims beneficial ownership of such shares. The address of Fund VI GP, Fund VI Limited, and Jean Eric Salata is c/o Maples Corporate Services Limited, 390 GT Ugland House, South Church Street, Georgetown, Grand Cayman, Cayman Islands.
(3) Includes (i) 282,500 ordinary shares held by Mr. Klein, (ii) 5,655,738 ordinary shares held by Garden State Capital Partners LLC, (iii) 3,695,778 ordinary shares held by M. Klein Associates, Inc. and (iv) 4,026,826 ordinary shares and 6,000,000 ordinary shares issuable upon the exercise of warrants held by M. Klein Associates, Inc. and Garden State, respectively. Mr. Klein holds an equity interest in and is the managing member of Garden State Capital Partners LLC and is the sole stockholder of M. Klein Associates, Inc. In such capacities, Mr. Klein is deemed to have voting and investment power over these shares. The address of Garden State Capital Partners LLC and M. Klein Associates, Inc. is 640 Fifth Avenue, 12th Floor, New York, NY 10019.
(4) Includes (i) 4,267,764 ordinary shares held by Mr. Stead, (ii) 1,000,000 ordinary shares held by JMJS Group-II, LP, an affiliate of Mr. Stead, (iii) 1,000,000 ordinary shares held by Mr. Stead issuable upon the exercise of options and (iv) 6,965,000 ordinary shares issuable upon the exercise of warrants held by Mr. Stead.
(5) Includes (i) 3,282,684 ordinary shares and (ii) 274,000 ordinary shares issuable upon the exercise of warrants held by Ms. von Blucher.

(6) Assumes that the maximum number of shares eligible to be issued to Piramal Enterprises Limited on March 1, 2021 have been issued. The address of Piramal Enterprises Limited is Piramal Ananta, Agastya Corporate Park, Opposite Fire Brigade, Kamani Junction, LBS Marg, Kurla (West), Mumbai 400070, Maharashtra, India.
(7) Includes (i) 258,279 ordinary shares and (ii) 274,000 ordinary shares issuable upon the exercise of warrants held by Mr. Broughton.
(8) Includes (i) 258,279 ordinary shares and (ii) 274,000 ordinary shares issuable upon the exercise of warrants held by the Iyer Family Trust dated 1/25/2001. Mr. Iyer, as trustee, has voting and investment power over these shares.
(9) Includes (i) 129,140 ordinary shares held by Mills Family I, LLC, (ii) 129,139 ordinary shares held by K&BM LP, (iii) 137,000 ordinary shares issuable upon the exercise of warrants held by Mills Family I, LLC and (iv) 137,000 ordinary shares issuable upon the exercise of warrants held by K&BM LP. Ms. Mills is the managing member of Mills Family I, LLC and the general partner of K&BM LP, and in such capacities has voting and investment power over the shares held by such entities.
(10) Includes 432,348 ordinary shares issuable upon exercise of unvested options held by Mr. Hanks.
(11) Includes (i) 219,349 ordinary shares issuable upon exercise of unvested options, (ii) 109,672 ordinary shares underlying vested options or options vesting within 60 days of June 19, 2020 and (iii) 84,566 ordinary shares issuable upon exercise of vested options held by Mr. Roy.
(12) Includes 396,409 ordinary shares issuable upon exercise of unvested options held by Mr. Ahmed.
(13) Includes 342,231 ordinary shares issuable upon exercise of unvested options held by Mr. Hartman.
(14) Includes (i) 158,852 ordinary shares issuable upon the exercise of warrants held by Magnetar Constellation Master Fund Ltd., (ii) 23,935 ordinary shares issuable upon the exercise of warrants held by Magnetar Structured Credit Fund LP and (iii) 29,387 ordinary shares issuable upon the exercise of warrants held by Magnetar Xing He Master Fund Ltd. Beneficial ownership of these warrants is shared with Magnetar Capital Partners LP, Supernova Management LLC and Alec N. Litowitz, whose address is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.
(15) Includes 81,926 ordinary shares issuable upon exercise of unvested options held by Ms. Archbold.

VALIDITY OF SECURITIES
Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. The validity of the ordinary shares and other legal matters as to Jersey law will be passed upon for us by Ogier (Jersey) LLP, St. Helier, Jersey, Channel Islands.
EXPERTS
The financial statements of Clarivate Analytics Plc incorporated in this prospectus by reference to the Annual Report on Form 10-K of Clarivate Analytics Plc for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
In addition, the financial statements of Decision Resources Group as of December 31, 2019 and December 31, 2018 incorporated in this prospectus by reference to Clarivate’s Current Report on Form 8-K filed on May 14, 2020, have been so incorporated in reliance on the report of KNAV P.A., an independent auditor, given on the authority of said firm as experts in auditing and accounting.
ENFORCEABILITY OF CIVIL LIABILITIES
Clarivate is a public limited company incorporated under the laws of Jersey, Channel Islands. Some of Clarivate’s directors, executive officers and persons discharging managerial responsibilities, and certain experts named in this prospectus, reside outside the United States. A substantial portion of Clarivate’s assets and the assets of those non-resident persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon Clarivate or those persons or to enforce against Clarivate or them, either inside or outside the United States, judgments obtained in U.S. courts, or to enforce in U.S. courts, judgments obtained against them in courts in jurisdictions outside the U.S., in any action predicated upon civil liability provisions of the federal securities laws of the United States. Both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in Jersey. See “Description of Share Capital—Enforcement of Civil Liabilities.”